Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contact	Media Contact
Jon Puckett Vice President Investor Relations Affiliated Computer Services, Inc. 214-841-8281 jon.puckett@acs-inc.com	Kevin Lightfoot Vice President Corporate Communications Affiliated Computer Services, Inc. 214-841-8191 kevin.lightfoot@acs-inc.com
ACS Announces First Quarter Fiscal Year 2008 Results
DALLAS, TEXAS: November 1, 2007 – Affiliated Computer Services, Inc., (NYSE: ACS) today announced first quarter fiscal year 2008 revenues of $1.49 billion, an 8% increase compared to the prior year quarter. The Company’s internal revenue growth rate for the quarter was 6%. First quarter adjusted non-GAAP operating income was $164 million, a 10% increase over the prior year quarter adjusted non-GAAP operating income. Consolidated adjusted non-GAAP operating margins were 11.0%, a 30 basis point increase from the prior year quarter adjusted non-GAAP operating margins. First quarter fiscal year 2008 adjusted non-GAAP diluted earnings per share was $0.77, an 18% increase over the prior year first quarter adjusted non-GAAP diluted earnings per share of $0.65. See “Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results” below.
“Our goals for 2008 are to show consistent and good growth in revenue, operating income and earnings per share each quarter. Our first quarter results demonstrate that we are accomplishing our objectives,” said Lynn Blodgett, ACS President and Chief Executive Officer. “Our operational execution is excellent, our financial discipline strong and systematic, and our focus on cost reduction is organized and constant. I am confident that 2008 will be a strong year for ACS.”
Key highlights from ACS’ fiscal year 2008 first quarter include:
•	Total revenue was $1.49 billion and represented 8% growth, of which 6% was internal. The Commercial segment grew 6% with 3% internal revenue growth. The Government segment grew 11% with 10% internal revenue growth. The Commercial segment accounted for 59% of revenues in the quarter and the Government segment accounted for the remaining 41%.

•	During the quarter, the Company generated new business signings of approximately $141 million of annual recurring revenue with an estimated total contract value of approximately $604 million. In terms of annual recurring revenue, approximately 77% of first quarter new business signings were business process outsourcing deals and approximately 23% were information technology solutions signings. The Commercial segment signed approximately 58% of first quarter new business signings and approximately 42% were Government segment signings.

•	During the quarter, the Company renewed approximately $90 million of annual recurring revenue with an estimated total contract value of approximately $234 million. These results generated a renewal rate of approximately 94% for the quarter.

•	Adjusted non-GAAP operating income for the first quarter was $164 million, a 10% increase over the prior year quarter adjusted non-GAAP operating income. Adjusted non-GAAP operating margins were 11.0%, a 30 basis point increase from the prior year quarter adjusted non-GAAP operating margins.

•	First quarter fiscal 2008 adjusted non-GAAP diluted earnings per share was $0.77, an 18% increase over the prior year first quarter adjusted non-GAAP diluted earnings per share of $0.65. First quarter fiscal year 2008 reported GAAP diluted earnings per share was $0.65 as compared to $0.59 in the prior year first quarter. See “Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results” below.

•	Cash flow from operations during the historically light first quarter was approximately $8 million. This quarter’s cash flow results were impacted by the Company’s annual management incentive compensation payments and the timing of accounts receivable collections. Capital expenditures and additions to intangible assets were approximately $75 million, or 5% of revenue. Free cash flow during the quarter was negative $67 million.

•	The Company’s first quarter cash flow results noted above also included approximately $41 million, or approximately 3% of revenues, of interest paid on debt, cash paid related to legal and other costs associated with the ongoing stock option investigations, potential sale of the Company and shareholder derivative lawsuits, partially offset by cash interest income.

•	First quarter fiscal year 2008 pipeline remained strong at $1.7 billion of annual recurring revenue.
ACS will discuss the Company’s financial results on a conference call and web cast on www.acs-inc.com at 3:30 p.m. central time today. During the conference call, management will refer to a presentation provided on the Investor Relations page of ACS’ website and will use certain non-generally accepted accounting principles (“GAAP”) financial measures for which reconciliations to the most directly comparable GAAP financial measures will also be provided.
ACS, a FORTUNE 500 company with more than 62,000 people supporting client operations in more than 100 countries, provides business process outsourcing and information technology solutions to world-class commercial and government clients. The Company’s Class A common stock trades on the New York Stock Exchange under the symbol “ACS.” Visit ACS on the Internet at www.acs-inc.com.
All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the

provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth in the Company’s prior filings with the Securities and Exchange Commission, including those set forth under Item 1A “Risk Factors” in the most recent Annual Report on Form 10-K filed on August 29, 2007. In addition, we operate in a highly competitive and rapidly changing environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statement.

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
Dollars in thousands, except per share amounts
(Unaudited)

	Three months ended
	September 30,
	2007	2006
Revenues	$1,493,083	$1,385,438

Operating expenses:
Cost of revenues:
Wages and benefits	699,949	666,616
Services and supplies	341,766	291,362
Rent, lease and maintenance	184,918	179,056
Depreciation and amortization	90,824	81,638
Other	6,915	10,614

Total cost of revenues	1,324,372	1,229,286
Other operating expenses	23,310	15,294

Total operating expenses	1,347,682	1,244,580

Operating income	145,401	140,858
Interest expense	43,970	46,013
Other non-operating expenses (income), net	(680)	(2,618)

Pretax profit	102,111	97,463
Income tax expense	35,967	36,080

Net income	$66,144	$61,383

Earnings per share:
Basic	$0.66	$0.59

Diluted	$0.65	$0.59

Shares used in computing earnings per share:
Basic	99,721	103,452
Diluted	100,986	104,761
Note: See “Summary Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results” for certain items impacting the reported numbers above.

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
Dollars in thousands
(Unaudited)

	September 30,	June 30,
	2007	2007
Assets:
Cash and cash equivalents	$246,015	$307,286
Accounts receivable, net	1,387,656	1,257,108
Income taxes receivable	34,610	13,268
Other current assets	241,957	232,872

Total current assets	1,910,238	1,810,534

Property, equipment and software, net	899,694	897,319
Goodwill	2,621,120	2,612,368
Other intangible assets, net	448,450	481,378
Other assets	199,504	180,830

Total Assets	$6,079,006	$5,982,429

Liabilities:
Accounts payable	$149,489	$97,951
Accrued compensation and benefits	139,817	246,742
Other accrued liabilities	375,893	400,238
Deferred taxes	61,432	14,418
Current portion of long-term debt	48,814	47,039
Current portion of unearned revenue	146,577	164,484

Total current liabilities	922,022	970,872

Long-term debt	2,353,097	2,342,272
Deferred taxes	347,340	367,565
Other long-term liabilities	293,746	235,552

Total Liabilities	3,916,205	3,916,261

Total Stockholders’ Equity	2,162,801	2,066,168

Total Liabilities and Stockholders Equity	$6,079,006	$5,982,429

Frequently Used Terms
New business signings - while there are no third party standards or requirements governing the calculation of new business signings, we define new business signings as annual recurring revenue from new contracts and the incremental portion of renewals that are signed during the period, which represents the estimated first twelve months of revenue to be recorded under the contracts after full implementation. We use new business signings as a measure of estimated recurring revenues represented by contractual commitments, both to forecast prospective revenues and to estimate capital commitments. Revenues are measured under GAAP.
Trailing twelve month new business — is the preceding twelve months of new business signings at a point in time expressed in annual revenue, not total contract value.
Total contract value — represents estimated total revenue over the term of the contract.
Restatement of Operating Segment Results
During the first quarter of fiscal year 2008, the Company reorganized the internal operating and reporting structures in our Commercial and Government segments to more formally align our sales, service delivery and financial organizations under its appropriate leadership. As a result, the Company has restated its Commercial and Government segment results for the first quarter of fiscal year 2007 to reflect our current operating and reporting structure. The restatement has no impact on the Company’s consolidated results for the period of restatement.
Use of Non-GAAP Financial Information
The Company reports its financial results in accordance with GAAP. However, the Company uses certain non-GAAP performance measures, including adjusted non-GAAP earnings per share, free cash flow and internal revenue growth to provide both management and investors a more complete understanding of the Company’s underlying operational trends and results.
Management uses these non-GAAP measures to provide additional meaningful comparisons between current results and prior results, and as a basis for planning and forecasting for future periods.
Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results – In addition to reporting operating income, pretax income, net income and earnings per share on a GAAP basis, the Company has also made certain non-GAAP adjustments which are described in “Description of Non-GAAP Adjustments” and are reconciled to the corresponding GAAP measures in the attached financial schedules titled “Reconciliation of Reported Results to Income Adjusted for Certain Non-GAAP Items” included in this earnings release. In making these non-GAAP adjustments, the Company takes into account the impact of items that are infrequently occurring or that are non-operational in nature. Management believes that the exclusion of these items provides a useful basis for evaluating underlying business performance, but should not be considered in isolation and is not in accordance with, or a substitute for, evaluating business unit performance utilizing GAAP financial information. Management uses non-GAAP measures in its budgeting and forecasting processes and to further analyze its financial trends, as well as making financial comparisons to prior periods presented on a similar basis. The Company’s management uses each of these non-GAAP financial measures in its own evaluation of the Company’s performance, particularly when comparing performance to prior periods, and the Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand the Company’s comparative operating performance for the periods presented.
The Company’s management uses each of these non-GAAP financial measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods. The Company’s non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures. Although the Company’s management believes non-GAAP measures are useful in evaluating the performance of its business, the Company acknowledges that items excluded from such measures may have a material impact on the Company’s income from operations, pretax income, net income and earnings per share calculated in accordance with GAAP. Therefore, management uses non-GAAP measures in conjunction with GAAP results. Investors and users of our financial information should also consider the above factors when evaluating the Company’s results.
Description of Non-GAAP Adjustments:
The following items are included in our presentation of Non-GAAP adjustments:
1.	Costs related to our internal investigation of our stock option grant practices, investigations begun by the Securities and Exchange Commission and Department of Justice, and shareholder derivative suits. The Company has incurred costs related to our internal investigation, as well as those of the SEC and DOJ. In addition, several derivative lawsuits have been filed in connection with our stock option grant practices, generally alleging claims related to breach of fiduciary duty and unjust enrichment by certain of our directors and senior executives and the Company has incurred costs related to these lawsuits. Management expects that the Company will continue to incur costs related to the ongoing investigations and derivative lawsuits (collectively, “Option Related Costs”). Management believes that these costs, although material and recurring, are not related to the Company’s ongoing operations and that excluding them helps to provide a more meaningful representation of the Company’s operating performance.

2.	Costs related to the 2007 buyout offers and related shareholder derivative suits. The Company has incurred costs in fiscal years 2008 and 2007 to evaluate our strategic alternatives, including the proposal from Mr. Deason and Cerberus. In addition, several lawsuits have been filed in connection with the announced buyout transaction, generally alleging claims related to breach of fiduciary duty, and seeking class action status (“Buyout Related Cost”). Management expects that the Company will continue to incur costs related to our evaluation of strategic alternatives and these lawsuits. Management believes that these costs, although material and recurring, are not related to the Company’s ongoing operations and that excluding them helps to provide a more meaningful representation of the Company’s operating performance.

3.	Cost related to amending certain employee stock options. During fiscal year 2007 and the first quarter of fiscal year 2008, the Company amended the exercise price of certain outstanding stock options in order to reprice all, or a portion, of the respective stock option grants to the correct accounting measurement date to avoid adverse tax consequences to individual holders under Section 409A of the Internal Revenue Code (“Section 409A”). During the third quarter of fiscal year 2008, the Company will pay approximately $6.7 million in accordance with the terms of the amended stock options. During the first quarter of fiscal year 2008, the Company expensed approximately $1.2 million related to these amended stock options (“Amended Options”). Management believes that these costs are not related to the Company’s ongoing operations and that excluding them helps to provide a more meaningful representation of the Company’s operating performance.
4.	Cost related to certain former employees’ stock options. The exercise price of certain former employees’ vested, unexercised and outstanding stock options were less than the fair market value per share of ACS stock on the revised measurement dates for such stock options. During the first quarter of fiscal year 2008, the Company notified certain former employees that we will pay them the additional 20% income tax imposed by Section 409A if a triggering event occurs and if the employee is required to recognize and report W-2 income under Section 409A, subject to certain limitations. During the first quarter of fiscal year 2008, the Company expensed approximately $0.8 million related to these tax payments based on the market price of ACS common stock as of September 30, 2007 and will adjust this accrual to the fair market value of ACS stock each quarter until the options are exercised (“Income Tax Reimbursements”). Management believes that these costs are not related to the Company’s ongoing operations and that excluding them helps to provide a more meaningful representation of the Company’s operating performance.

5.	Waiver fee on our Credit Facility. The Company received an amendment, consent and waiver from the lenders under our Credit Facility with respect to, among other provisions, waiver of any default or event of default arising under the Credit Facility as a result of our failure to comply with certain reporting covenants (“Waiver Fee”). Management believes that our delayed filings of our Annual Report on Form 10-K for the year ended June 30, 2006 and Quarterly Report on Form 10-Q for the period ended September 30, 2006, which necessitated the waiver, are infrequently occurring events and excluding the Waiver Fee provides a more meaningful representation of our results of operations for the first quarter of fiscal year 2007.

Reconciliation of Reported Results to Income Adjusted for Certain Non-GAAP Items (Dollars in millions, except per share amounts)
     Summary Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results:
•	First quarter fiscal year 2008 reported GAAP diluted earnings per share was $0.65. First quarter fiscal year 2008 adjusted non-GAAP diluted earnings per share was $0.77 and excluded the following:
o	$0.10 per diluted share of legal and other expenses related to the ongoing stock option investigations, shareholder derivative lawsuits and the Special Committee’s ongoing review of strategic alternatives for the Company described further in items 1 and 2 of non-GAAP adjustments above

o	$0.02 per diluted share charge related to employee amended stock options and former employee income tax reimbursements described further in items 3 and 4 of the non-GAAP adjustments above

	Three Months Ended September 30, 2007 ($ in millions, except EPS)
		Option	Buyout	Amended	Income Tax
	As Reported	Related Costs	Related Costs	Options	Reimbursements	As Adjusted
Revenues	$1,493.1	$—	$—	$—	$—	$1,493.1
Cost of revenues	1,324.4	(0.5)	(3.7)	(1.2)	(0.8)	1,318.2
Other operating expenses	23.3	(10.7)	(1.2)	—	—	11.4

Total operating expenses	1,347.7	(11.2)	(4.9)	(1.2)	(0.8)	1,329.6

Operating income	145.4	11.2	4.9	1.2	0.8	163.5
Interest expense	44.0	—	—	—	—	44.0
Other non-operating income, net	(0.7)	—	—	—	—	(0.7)

Pretax profit	102.1	11.2	4.9	1.2	0.8	120.2
Income tax expense	36.0	3.9	1.7	0.4	0.3	42.3

Net income	$66.1	$7.3	$3.2	$0.8	$0.5	$77.9

Earnings per share:
Basic	$0.66	$0.07	$0.03	$0.01	$0.01	$0.78
Diluted	$0.65	$0.07	$0.03	$0.01	$0.01	$0.77

Shares used in computing earnings per common share:
Basic	99.7	99.7	99.7	99.7	99.7	99.7
Diluted	101.0	101.0	101.0	101.0	101.0	101.0

•	First quarter fiscal year 2007 reported GAAP diluted earnings per share was $0.59. First quarter fiscal year 2007 adjusted non-GAAP diluted earnings per share was $0.65 and excluded the following:
o	$0.05 per diluted share of legal expenses related to the ongoing stock option investigations and shareholder derivative lawsuits described further in item 1 of non-GAAP adjustments above

o	$0.01 per diluted share charge related to a waiver fee on our credit facility described further in item 5 of non-GAAP adjustments above

	Three Months Ended Septemper 30, 2006 ($ in millions, except EPS)
		Option
	As Reported	Related Costs	Waiver Fee	As Adjusted
Revenues	$1,385.4	$—	$—	$1,385.4
Cost of revenues	1,229.3	(0.2)	—	1,229.1
Other operating expenses	15.2	(7.7)	—	7.5

Total operating expenses	1,244.5	(7.9)	—	1,236.6

Operating income	140.9	7.9	—	148.8
Interest expense	46.0	—	(2.6)	43.4
Other non-operating income, net	(2.6)	—	—	(2.6)

Pretax profit	97.5	7.9	2.6	108.0
Income tax expense	36.1	2.9	1.0	40.0

Net income	$61.4	$5.0	$1.6	$68.0

Earnings per common share:
Basic	$0.59	$0.05	$0.02	$0.66
Diluted	$0.59	$0.05	$0.01	$0.65

Shares used in computing earnings
Basic	103.5	103.5	103.5	103.5
Diluted	104.8	104.8	104.8	104.8
o	First quarter fiscal year 2007 adjusted non-GAAP diluted earnings per share also included the following:
▪	$0.05 per diluted share charge related to restructuring activities, asset impairments and other charges

Internal revenue growth - is measured as total revenue growth less acquired revenue from acquisitions and revenues from divested operations. Acquired revenue from acquisitions is based on pre-acquisition normalized revenue of acquired companies. We use the calculation of internal revenue growth to measure revenue growth excluding the impact of acquired revenues and the revenue associated with divested operations and we believe these adjustments to historical reported results are necessary to accurately reflect our internal revenue growth.
For the three months ended September 30, 2007, the Company generated internal revenue growth of 6%. Internal revenue growth is measured as follows (unaudited, $ in millions):

	Three months ended September 30,
	2007	2006	Growth %(a)
Consolidated
Total Revenues	$1,493	$1,385	8%

Adjusted Base	$1,493	$1,385	8%

Acquired Revenues*	$26	$—	2%
Internal Revenues	1,467	1,385	6%

Total	$1,493	$1,385	8%

Commercial
Total Revenues	$879	$832	6%

Adjusted Base	$879	$832	6%

Acquired Revenues*	$19	$—	3%
Internal Revenues	860	832	3%

Total	$879	$832	6%

Government
Total Revenues	$614	$553	11%

Adjusted Base	$614	$553	11%

Acquired Revenues*	$7	$—	1%
Internal Revenues	607	553	10%

Total	$614	$553	11%

*	Acquired revenues are based on pre-acquisition normalized revenues of acquired companies.

(a)	Based on actual amounts, not rounded.

Free Cash Flow
Free cash flow — is measured as operating cash flow (net cash provided by operating activities, as reported in our consolidated statements of cash flows) less capital expenditures (purchases of property, equipment and software, net of sales, as reported in our consolidated statements of cash flows) less additions to other intangible assets (as reported in our consolidated statements of cash flows). We believe this free cash flow metric provides an additional measure of available cash flow after we have satisfied the capital expenditure requirements of our operations, and should not be taken in isolation to be a measure of cash flow available for us to satisfy all our obligations and execute our business strategies. We also rely on cash flows from investing and financing activities which, together with free cash flow, are expected to be sufficient for us to execute our business strategies. Our measure of free cash flow may not be comparable to similarly titled measures of other companies. (unaudited, $ in millions)

	Three months ended
	Septmenber 30,
	2007	2006
Free Cash Flow*
Net cash provided by operating activities	$8	$173
Less:
Purchase of property, equipment and software, net of sales	(66)	(101)
Additions to other intangible assets
Free Cash Flow	(9)	(9)

	$(67) (a)	$63 (b)

*	based on actual amounts, not rounded

a)	Includes approximately $41 million of interest paid on debt, cash paid related to legal and other costs associated with the ongoing stock option investigations, potential sale of the Company and shareholder derivative lawsuits, partially offset by cash interest income.

b)	Includes approximately $31 million of interest paid on debt, cash paid related to legal and other costs associated with the ongoing stock option investigations and shareholder derivative lawsuits, partially offset by cash interest income.

Supplemental Information
In addition to the non-GAAP measures discussed above, the Company has provided the impact on pre-tax profit, net income and diluted earnings per share of certain transactions and events included in our reported results of operations, which management believes enhances the understanding of our financial results and the impact of those events and transactions on our results. Management believes this information provides additional information related to factors impacting our reported financial performance which may be useful to investors. The amount of the transaction or event is presented on a basis determined in accordance with generally accepted accounting principles as reflected in our reported consolidated results of operations. All per share measures are calculated on the same diluted per share basis as our reported diluted earnings per share. The per share impacts are not intended to reflect a per share amount that accrues directly to an investor’s benefit as a result of the particular transaction or event.
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